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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  MAY 15, 1996

                              CMC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                     0-22971             62-1434910
(State or other jurisdiction of       (Commission        (I.R.S. Employer
incorporation or organization)        File Number)      Identification No.)



 1801 FULTON DRIVE, CORINTH, MISSISSIPPI                   38834
 (Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code:  (601) 287-3771

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ITEM 5.  OTHER EVENTS

         On May 15, 1996, CMC Industries, Inc., a Delaware corporation (the "Company") consummated a placement to private investors of an aggregate of 436,037 shares of the Company's Common Stock and Warrants to purchase an aggregate of 168,963 shares of the Company's Common Stock. The Warrants are exercisable at $7.50 per share. Of the $2.5 million raised, approximately $1.4 million of the total offering was sold to investors in the United States and approximately $1.1 million was sold to offshore investors. The investors were granted certain registration rights by the Company which may not be exercised prior to November 30, 1996. The purpose of the offering was principally to provide additional financial flexibility to take advantage of business opportunities as they arise.

         A copy of the press release publicly announcing the transaction is filed herewith as Exhibit Number 21.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial Statements of Businesses Acquired.

                 Not applicable.

         (b)     Pro Forma Financial Information.

                 Not applicable.

         (c)     Exhibits.

                 Exhibit Number                    Description
                 --------------                    -----------

                  4.2 Securities Purchase Agreement, dated as of May 15, 1996, by and between the Company and each of the investors listed therein, including all exhibits thereto.

                  21.1            Press release issued by the Company on
                                  May 16, 1996.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CMC INDUSTRIES, INC.


Dated:  May 24, 1996      By:    /s/  MATTHEW G. LANDA
                              --------------------------------

                          Name:    Matthew G. Landa,
                                   President and Chief Executive Officer



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